SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

            Amended Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported): February 7, 2002



                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-D

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             (Exact name of Registrant as specified in its Articles)


   Oklahoma             II-D: 0-16980           II-D: 73-1329761
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(State or other        (Commission              (I.R.S. Employer
jurisdiction of          File No.)               Identification)
incorporation or
organization)



                Two West Second Street, Tulsa, Oklahoma 74103
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             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791




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ITEM 5:   OTHER EVENTS

     Year End Values. The General Partner is required to provide year-end values of the Geodyne Energy Income Limited Partnership II-D, (the "Partnerships") underlying properties to its limited partners pursuant to the Partnership's partnership agreement. By letter dated January 28, 2002, the General Partner provided its limited partners information concerning the 2001 year-end estimated valuation. An error was discovered in the determination of the year-end valuation, which resulted in an understatement of the valuation for the Partnership. Attached is a form of the letter sent to the limited partners on or about February 7, 2002, and a chart showing, on a per-unit basis, the corrected 2001 Year-End Estimated Valuation for the Partnership.

ITEM 7:   EXHIBITS

20.1 Form of letter sent to the limited partners of the Partnership on or about January 28, 2002, filed as Exhibit 20.1 to Form 8-K dated January 28, 2002, and filed with the Securities and Exchange Commission on January 31, 2002, is hereby incorporated by reference.

20.2 * Form of letter to be sent to the limited partners of the Partnership on or about February 7, 2002.

99.1 * Chart showing on a per-unit basis the 2001 Year-End Estimated Valuations for the Partnership.

*    Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-D

                        By:  GEODYNE RESOURCES, INC.
                                 General Partner

                              //s// Dennis R. Neill
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                                 Dennis R. Neill
                                 President

DATE: February 8, 2002

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